EXHIBIT 10.7
Execution Version
SPONSOR SUPPORT AGREEMENT
This SPONSOR SUPPORT AGREEMENT (this “Agreement”), is entered into as of October 27, 2020 (the “Effective Date”), by and among Elk Hills Power, LLC, a Delaware limited liability company (the “Company”), California Resources Corporation, a Delaware corporation (the “Sponsor”), and EHP Midco Holding Company, LLC, a Delaware limited liability company (the “Issuer”). The Company, the Sponsor and the Issuer are referred to collectively as the “Parties” and each individually as a “Party.” Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Note Purchase Agreement, dated as of October 27, 2020, by and among the Issuer, which directly owns 100% of the Equity Interests of the Company, the note holders party thereto from time to time, and Wilmington Trust, National Association, as collateral agent for the Secured Parties (as may be further amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Note Purchase Agreement”).
WHEREAS, on July 15, 2020, the Company and the Sponsor entered into that certain Settlement and Assumption Agreement, by and among (a) the Sponsor, (b) California Resources Elk Hills, LLC (“CREH”), (c) the Company, (d) ECR Corporate Holdings GP LLC, ECR I, L.P., SSF IV Energy I AIV 1, L.P., SSF IV Energy I AIV 2, L.P. and AEOF ECR Holdings, L.P. (collectively, “Ares”) and (e) ECR Corporate Holdings L.P., a portfolio company of Ares (“ECRCH,” and together with Ares, the “Ares Entities”) (as may be further amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Settlement Agreement”);
WHEREAS, pursuant to the Settlement Agreement, on the Settlement Effective Date (as defined in the Settlement Agreement), the Sponsor was granted the ability to, subject to the terms and conditions of the Settlement Agreement, cause the Ares Entities to exchange all of the equity interests in the Company owned by the Ares Entities for the consideration set forth in the Settlement Agreement (such right, the “Conversion Right”);
WHEREAS, pursuant to the Settlement Agreement, the Conversion Right is exercisable by the Sponsor in connection with the confirmation of the Plan;
WHEREAS, the Plan was confirmed on October 13, 2020 (the “Plan Confirmation”);
WHEREAS, following the Plan Confirmation and immediately prior to the execution of this Agreement, the Sponsor exercised the Conversion Right;
WHEREAS, in connection with the exercise of the Conversion Right and pursuant to the Amended and Restated Restructuring Support Agreement, dated as of June 24, 2020, by and among Sponsor, the other Company Parties, the Consenting Creditors, ECRCH and the other parties thereto (each as defined in such Amended and Restated Restructuring Support Agreement), the Company desires for the Sponsor to agree to certain covenants set forth in this Agreement for the benefit of the Company, the Issuer and all of their respective Subsidiaries (collectively, the “Company Group”), including with respect to the Company Group’s current assets and such other assets that the Company Group may acquire, own or lease after the Effective Date; and

WHEREAS, as consideration for the benefits received pursuant to the Plan, the Sponsor is willing to agree to such covenants for the benefit of the Company Group, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:
Section 1.    Definitions. As used in this Agreement, the following terms have the meanings indicated:
“35R Cogen Facility” means the 35R Cogeneration facility, located at the Elk Hills oil field in Tupman, California.
“Bypass Assets” means, with respect to the Sponsor Group, any of their respective assets owned as of the Effective Date (including, without limitation, the Legacy System) or any assets acquired or developed at any time after the Effective Date (including any other electricity and steam generation assets involving solar and cogeneration facilities), in each case, excluding the Primary Collateral and any Excluded Sources.
“Bypass Plan” means any plan, proposal, arrangement or Contract to use any Bypass Assets for gas processing services or electricity and steam requirements, in each case, (a) to the extent related to the Elk Hills Field and (b) that would result in (i) the Company and the Excluded Sources no longer being (A) the Sponsor Group’s sole providers of electricity and steam to the Elk Hills Field or (B) the primary processors of the Sponsor Group’s Gas produced from the Elk Hills Field or (ii) the Sponsor Group no longer using the Primary Collateral and any applicable Excluded Sources as their respective sole sources of electricity and steam to, or primary processor of Gas produced from, the Elk Hills Field.
“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.
“Dormant Status” means the idled, non-operated (other than maintenance and other minimal customary operations required by Law), non-producing status of a facility.
“Elk Hills Field” means the oil and natural gas field located in the San Joaquin basin in Kern County, California.
“Gas” means natural gas produced in its original state from gas and/or oil wells.
“Law” means any federal, state, local or foreign Order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule, regulation or other provision of a Governmental Authority having the force or effect of law.
“Legacy System” means the 35R Cogen Facility and the LTS Plants.

“LTS Plants” means the low temperature separation gas plants, known as LTS-1 and LTS-2, located near the Elk Hills Field.
“Noteholders” means the Ares Entities or any other holder or purchaser of the Notes issued pursuant to the Note Purchase Agreement.
“Order” means any order, injunction, judgment, decree, award, ruling, writ, determination, assessment or arbitration award of a Governmental Authority.
“Plan” has the meaning given to such term in the Settlement Agreement.
“Primary Collateral” means (a) the facilities of the Company Group, the LTS Plants and any assets of the Company Group necessary or appropriate for the operation and ownership of the facilities of the Company Group and the LTS Plants, in each case, as of the Effective Date, and any real property rights, including under lease agreements, of the Company Group, including any such rights granted to the Company Group by the Sponsor or any of its Affiliates, (b) any existing and future third party offtake contracts for gas processing, steam and electricity power generated by or provided by the Company (including, in each case, any replacements of the foregoing), and (c) all of the equity of the Company held by Issuer.
“Sponsor Group” means Sponsor, CREH and their respective controlled Affiliates (but excluding the members of Company Group).
Section 2.    Sponsor Covenants.
(a)    Funding and Contract Requirements. From and after the Effective Date, the Sponsor shall fund, as and when each of the same shall become due and payable, any and all costs, fees, taxes and expenses incurred or payable by the Company Group or by Issuer (or its successor or permitted assigns) in connection with the ownership, operation and financing of the Primary Collateral, including (without limitation) (i) interest payments and the other Obligations, as and when the same become due and payable under the Note Documents; provided that notwithstanding the foregoing, in no event shall the Sponsor be required to fund any payment of principal (whether directly or as part of any claim by a Noteholder asserting payment of principal as a form of damages or otherwise) under this Agreement and (ii) in respect of costs and expenses, operating and maintenance costs of any kind and capital expenditures (including maintenance capital expenditures), in each case, as required to operate and maintain the Primary Collateral (A) in good working order and (B) in the ordinary course of business in accordance with industry standards and to the extent necessary to comply with this Agreement (including Section 2(c)) and any contractual obligations or commercial arrangements, if any, relating to the Primary Collateral to which the Company Group or the Sponsor Group, as applicable, are or become party to (such contractual obligations or commercial arrangements, the “Contract Requirements”).
(b)    Employees. From and after the Effective Date, the Sponsor shall (and shall cause the other members of the Sponsor Group to) make a sufficient number of employees of the Sponsor Group available to perform functions necessary for the Company Group or the Issuer, as applicable, to maintain the Primary Collateral (i) in good working order and (ii) in the ordinary course of business in accordance with industry standards and otherwise to the extent necessary to comply with this Agreement (including Section 2(c)) and the Contract Requirements.

(c)    Operations. From and after the Effective Date, Sponsor shall (and shall cause the other members of the Sponsor Group to) (i) take all actions reasonably necessary to cause the Company Group to operate and maintain the Primary Collateral, in all material respects, in good working order and in the ordinary course of business in accordance with industry standards and the Contract Requirements, including maintenance of all relevant permits and authorizations required by Law and (ii) perform such obligations: (A) in a good, workmanlike and efficient manner in accordance in all material respects with all applicable Laws and the terms of all Contracts and Permits to which any of the Primary Collateral or the Company is bound; (B) as a reasonable prudent operator in the oil and gas industry that also operates power generation and gas processing facilities; and (C) with the same degree of diligence and care that the Sponsor Group exercises with respect to the ownership and operation of any of the Sponsor Group’s other midstream and power generation assets.
(d)    Nature of the Company’s Services.
(i)    Subject to Section 2(d)(iii), from and after the Effective Date, (A) the Company shall be the Sponsor Group’s primary provider of electricity and steam to, and shall be the primary processor of the Sponsor Group’s Gas produced from, the Elk Hills Field, (B) the Sponsor Group shall use the Primary Collateral as their respective primary sources of electricity and steam to, and primary processor of Gas produced from, the Elk Hills Field and (C) the Sponsor Group shall not pursue or otherwise attempt to effect a Bypass Plan.
(ii)    In exchange for the services described in Section 2(d)(i), from which the Sponsor Group derives substantial benefit, the Sponsor Group (A) shall not be required to make any cash payments to the Company in consideration for any Gas processing services, electricity or steam provided by the Company, and (B) shall provide the Company with all of the Company’s Gas requirements, at no cash cost to the Company Group, to the extent necessary for the Company to operate and maintain the Primary Collateral in accordance with this Agreement and satisfy the Contract Requirements.
(iii)    So long as the Sponsor Group is not in breach of Section 2(d)(i)(C) or Section 2(d)(ii)(B), the Sponsor Group may use, own, operate or invest in electricity and steam generation assets and sources (including solar and cogeneration facilities) other than the Primary Collateral for use in respect of or related to the Elk Hills Field if the Sponsor Group continues to utilize the Primary Collateral for at least 75% of the Elk Hills Field’s electricity and steam needs on an annual basis (such sources of electricity and steam providing up to 25% of the Elk Hills Field’s electricity and steam needs on an annual basis, the “Excluded Sources”) except due to an event or circumstance (or combination of events and/or circumstances, and in any case only for so long as such event or circumstance shall exist) (A) that materially impairs the ability of the Sponsor to utilize the Primary Collateral as required by this Section 2(d)(iii), (B) the occurrence of which was not within the reasonable control of or caused by the Sponsor or its Affiliates, (C) the effects of which the Sponsor could not have avoided by the exercise of due diligence and care and (D) that was not reasonably contemplated by the Parties as of the Effective Date (and excluding, for the avoidance of doubt, (x) unfavorable market conditions for use of the Primary Collateral and (y) economic hardship).

(iv)    Notwithstanding anything to the contrary in this Section 2, solely with respect to the LTS Plants, the Sponsor may, in its good faith discretion, elect to preserve the Dormant Status of the LTS Plants and, so long as the LTS Plants remain in the Dormant Status, Sponsor shall have no obligation to maintain or make capital investments or improvements in the LTS Plants other than (A) any costs required, in accordance with industry standards, to maintain the LTS Plants in the Dormant Status; (B) as may be required from time to time pursuant to applicable Laws; or (C) such actions as may become necessary to avoid any Material Adverse Effect or have an adverse effect on the validity of the Collateral Agent’s security interests in and liens on the Primary Collateral or enforceability of the rights and remedies of the Secured Parties under the Loan Documents against any Company Party.
(e)    Notification. Sponsor shall notify the Company and the Collateral Agent of any Breach, or any breach or failure to perform that if uncured, would constitute a Breach, as promptly as reasonably possible, and in any event within ten Business Days, following any Responsible Officer of Sponsor or any of its Affiliates with responsibility for managing the Company obtaining knowledge of such Breach.
(f)    Third Party Arrangements. The Sponsor shall, and shall cause the Sponsor Group to, agree that it shall not enter into any third party Contract, and shall not permit the Company to enter into any third party Contract, for the sale of any services or products, including any gas processing services, steam or electricity, produced by or provided by the Company except to the extent that (i) the Company is a direct party to such third party Contract and (ii) such third party Contract provides for the payment of all amounts in exchange for such services or products to be paid into a bank account of the Company that is subject to a Control Agreement pursuant to the Note Purchase Agreement. The Parties agree that it is the intention that all revenues or earnings generated by the Primary Collateral shall be deposited into such a bank account and no back-to-back intercompany or other affiliate arrangements shall be permitted (it being understood, however, that this Section 2(f) shall not prohibit the ability to make Restricted Payments to the Sponsor or its Affiliates in accordance with the terms of the Note Purchase Agreement).
(g)    RBL and Second Lien Documents. The Sponsor hereby covenants and agrees that it shall not amend, modify, or permit the amendment or modification of, the definition of “EHP”, “EHP Collateral”, “EHP Discharge Date”, “EHP Entities”, “EHP Midco”, “EHP Note Purchase Agreement”, “EHP Notes”, “EHP Topco”, “Permitted EHP Payments”, “Permitted Refinancing Indebtedness”, Sections 5.2(f), 10.1(c), 10.2(s), 10.7, 10.9(k) or 10.18 of the CRC Debt Agreements or any analogous provision in the case of any amendment, refinancing or other replacement, in each case, in a manner that makes any of those provisions more restrictive vis-à-vis this Agreement, the Note Documents, the Noteholders, the Primary Collateral and the Issuer, the Company and Holdings than exists on the Closing Date.
Section 3.    Term; Termination; Survival.
(a)    Term; Termination. The obligations of the Sponsor shall commence on the Effective Date and shall continue indefinitely until the earlier to occur of:
(i)    the Note Purchase Agreement is terminated in accordance with its terms;

(ii)    the Noteholders electing by written notice to the Company, in the sole and absolute discretion of the Noteholders, to terminate this Agreement upon the occurrence of any of the following: (A) the Sponsor breaches or otherwise fails to perform any covenant or agreement set forth in Section 2(a), and, in the case of defaults on the payment of any interest due under the Note Purchase Agreement, such breach or failure remains uncured (if curable) for 3 Business Days following notice to the Company and the Noteholders and in such other cases, such breach or failure could be reasonably expected to (1) create unsafe working, operation or maintenance conditions or otherwise violate in any material way any applicable Law, (2) cause the operation of the Primary Collateral to fall below the standard of a prudent operator of similar facilities, (3) otherwise have a materially adverse impact on the ability of the Primary Collateral to operate and be maintained in accordance with acceptable industry standards or (4) otherwise have a materially adverse impact on the value of the Primary Collateral or the rights of the holders of the Eligible Notes with respect thereto, in each case, if such breach or failure remains uncured (if curable) for 30 days following notice to the Company and the Noteholders; and (B) the material breach or failure to perform by the Sponsor of any other covenant or agreement in this Agreement, in each case, if such breach or failure remains uncured (if curable) for 30 days following notice to the Company and the Noteholders (any of the foregoing clauses (A) and (B), a “Breach”);
(iii)    the Parties and the Noteholders otherwise mutually agree in writing to terminate this Agreement; or
(iv)    the foreclosure and sale of any Collateral by any secured party under the Note Documents or an exercise of remedies by any secured party under the Note Documents with respect to Equity Interests pledged to secure the Obligations.
(b)    Survival. Notwithstanding anything to the contrary in this Agreement, , Section 3(b) and Section 4 shall survive termination of this Agreement. Section 2(g) and Section 3(c) shall survive termination of this Agreement until the Obligations (other than any contingent indemnification obligations) are fully and finally paid and discharged, expired or terminated in accordance with the Note Documents. The termination or expiration of this Agreement shall not relieve any Party from any expense, liability or other obligation or remedy which has accrued or attached prior to the date of such termination or expiration.
(c)    Data; Transition Services. If this Agreement is terminated by the Noteholders pursuant to Section 3(a)(ii) or Section 3(a)(iv), the Sponsor shall, and shall cause the other members of the Sponsor Group to, provide the Noteholders full access to the Project and all information, data and records relating thereto, and comply with all reasonable requests by the Noteholders or their designee in connection with taking over the operation and maintenance duties, including the execution and delivery of documents and taking of other actions, in each case as shall be necessary to facilitate the orderly transition of duties from Sponsor Group to Noteholders or their designee.
Section 4.    Miscellaneous.
(a)    Amendment and Waiver. This Agreement may not be amended, nor any provision of this Agreement waived, without the prior written consent of the Parties and the Noteholders. No course of dealing between or among any Persons having any interest in this

Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.
(b)    Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by (i) depositing such writing with a reputable overnight courier for next day delivery, (ii) depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or (iii) delivering such writing to the recipient in person, by courier or by electronic mail transmission; and a notice, request or consent given under this Agreement is effective upon receipt against the Person who receives it. Whenever any notice is required to be given by Law or this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated by such Law or by this Agreement, as applicable, shall be deemed equivalent to the giving of such notice. All notices, requests and consents to be sent to a Party must be sent to or made at the following address or email given for that Party, or such other address or email as that Party may specify by notice to the other Parties:
If to the Sponsor:
California Resources Corporation
27200 Tourney Road, Suite 200
Santa Clarita, California 91355
Attention: General Counsel
Email: michael.preston@crc.com
with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
1888 Century Park East, 21st Floor
Los Angeles, California 90067-1725
Attention: Alison S. Ressler
Email: resslera@sullcrom.com
If to the Company:
Elk Hills Power, LLC
c/o California Resources Corporation
27200 Tourney Road, Suite 200
Santa Clarita, California 91355
Attention: General Counsel
Email: michael.preston@crc.com
with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
1888 Century Park East, 21st Floor
Los Angeles, California 90067-1725

Attention: Alison S. Ressler
Email: resslera@sullcrom.com
If to the Issuer:
EHP Midco Holding Company, LLC
27200 Tourney Road, Suite 200
Santa Clarita, California 91355
Attention: General Counsel
Email: michael.preston@crc.com
with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
1888 Century Park East, 21st Floor
Los Angeles, California 90067-1725
Attention: Alison S. Ressler
Email: resslera@sullcrom.com
If to the Noteholders (to the extent such Noteholders constitute the Ares Entities):
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: Nathan Walton
Email: nwalton@aresmgmt.com
with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
609 Main St.
Houston, TX 77002
Attention: John Pitts, P.C.; Lucas E. Spivey, P.C.
Email: john.pitts@kirkland.com; lucas.spivey@kirkland.com
If to the Collateral Agent:
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Nikki Kroll
Telephone: (612) 430-3080
Email: nkroll@wilmingtontrust.com
with a copy to (which shall not constitute notice):
Arnold & Porter Kaye Scholer LLP

250 West 55th Street
New York, NY 10019
Attention: Alan Glantz
Telephone: (212) 836-7253
Email: alan.glantz@arnoldporter.com
(c)    Assignment. This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned (including by operation of law) by any Party without the prior written consent of the other Party, the Noteholders and, in respect of any assignment by the Sponsor of its rights, interests or obligations hereunder, the Majority Lenders (as defined under the certain Credit Agreement, dated as of October 27, 2020, among CRC, the several lenders from time to time party thereto and Alter Domus Products Corp., as administrative agent and collateral agent, in each case as amended, supplemented or otherwise modified from time to time, and any refinancing indebtedness thereof). Any attempted assignment or delegation in contravention of this Agreement shall be null and void. Notwithstanding the foregoing, the Issuer and the Company may collaterally assign their rights under this Agreement to the Noteholders, and in connection therewith, the Sponsor agrees to execute and deliver a consent and agreement to collateral assignment in the form attached to the Note Purchase Agreement at Exhibit 4.15. In connection with the Closing, the Sponsor further agrees to furnish or cause to be furnished to the Collateral Agent such other documents as may reasonably be requested by the Collateral Agent, including an opinion of counsel to Sponsor, certificates of good standing, organizational certificates and resolutions of Sponsor’s board of directors authorizing the execution and delivery of this Agreement.
(d)    Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction. Should any ruling or illegality, invalidity or unenforceability be obtained, this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. In addition, if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.
(e)    Third-Party Beneficiaries and Obligations. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. The Noteholders are made express third party beneficiaries of the obligations of the Sponsor set forth in this Agreement. Sponsor (on behalf of itself and its Affiliates) agrees that each Party (and, to the extent provided in this Agreement, the Noteholders) shall be entitled to enforce specifically the terms of this Agreement following any Breach, and Sponsor agrees (on behalf of itself and its Affiliates) not to oppose the granting of specific performance or other equitable relief on the basis that a Party (or, to the extent provided in this Agreement, the Noteholders) has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity. Sponsor (on behalf of itself and its Affiliates) further agrees that a Party (or, to the extent provided in this Agreement, the Noteholders) shall not be required to post a bond or undertaking in connection with any specific performance or other equitable relief sought in accordance with this Section 4(e). Except as set forth in this Section 4(e), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties or their respective successors and permitted assigns, any rights, remedies or liabilities under or by reason of this Agreement.
(f)    Integration. This Agreement and the other Note Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained in this Agreement and the other Note Documents. The Note Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter. Each of the Parties acknowledges and agrees that in executing this Agreement, the intent of the Parties in this Agreement and the other Note Documents shall constitute an unseverable and single agreement of the Parties with respect to the transactions contemplated by this Agreement and such other Note Documents. On behalf of itself and each of its Affiliates, each Party waives any claim or defense based upon the characterization that this Agreement and the other Notes Documents are anything other than a true single agreement relating to such matters. Each Party further acknowledges and agrees the matters set forth in this Section 4(f) constitute a material inducement to enter into this Agreement and the other Notes Documents. Each of the Parties stipulates and agrees: (i) not to challenge the validity, enforceability or characterization of this Agreement and the other Notes Documents as a single, unseverable instrument pertaining to the matters that are the subject of such agreements; (ii) this Agreement and the other Notes Documents shall be treated as a single integrated and indivisible agreement for all purposes, including the bankruptcy of any Party and (iii) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in this Section 4(f).
(g)    Counterparts. This Agreement may be executed in multiple counterparts and delivered by facsimile or portable document format (.pdf), each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument binding on all the Parties.
(h)    No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each Party confirms that they and their respective counsel have reviewed, negotiated and adopted this Agreement as a joint agreement. As a result, the understanding of the Parties and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.
(i)    Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement. Consequently, the captions shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no such caption or description had been used in this Agreement.

(j)    Governing Law. This Agreement has been executed and delivered and shall be construed, interpreted and governed pursuant to and in accordance with the laws of the State of New York, without regard to any conflict of laws principles which, if applied, might permit or require the application of the laws of another jurisdiction.
(k)    CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK. EACH PARTY IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY: (i) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS; (ii) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (iii) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE COURTS DESCRIBED IN THIS SECTION 4(k). EACH PARTY WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY. NOTWITHSTANDING THE FOREGOING, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(l)    WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A

MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. EACH PARTY FURTHER AGREES THAT THE WAIVER SET FORTH IN THIS SECTION 4(l) SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAYBE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(m)    Remedies; Specific Enforcement. Except as otherwise set forth in this Agreement, the remedies provided by this Agreement are cumulative, not exclusive, of any remedies provided by Law or in equity, and may be pursued separately, successively, or concurrently. Each Party acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any provision of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other Party shall, in addition to any other rights or remedies which it may have, be entitled to such equitable relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions.
(n)    Interpretation. The section and other headings and subheadings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Unless otherwise specified, all references to days or months shall be deemed references to calendar days or months. Unless the context otherwise requires, any reference to a “Section” shall be deemed to refer to a section of this Agreement. The word “including” shall mean “including, without limitation”. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms of such document, and if applicable to this Agreement. The use of the words “or,” “either” and “any” shall not be exclusive. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between (i) this Agreement and the CRC Guaranty Agreement, the CRC Guaranty Agreement shall control or (ii) this Agreement and any other agreement entered into by any member of the Sponsor Group with any member of the Company Group, this Agreement shall control but, in each case, solely to the extent of such conflict.

[signature page follows]

IN WITNESS WHEREOF, the Parties execute this Agreement, effective as of the Effective Date.
ELK HILLS POWER, LLC
By:     /s/ Joanna M. Park
Name:    Joanna M. Park
Title:    Vice President and Treasurer
CALIFORNIA RESOURCES CORPORATION
By:     /s/ Francisco Leon
Name:    Francisco Leon
Title:    Executive Vice President and Chief Financial Officer
EHP MIDCO HOLDING COMPANY, LLC
By:     /s/ Francisco Leon
Name:    Francisco Leon
Title:    Executive Vice President and Chief Financial Officer
SIGNATURE PAGE TO
SPONSOR SUPPORT AGREEMENT